                                                             EXHIBIT d(2)(F)(ii)

                                 AMENDMENT NO. 2
                                       TO
                             SUB-ADVISORY AGREEMENT

         This Amendment No. 2, effective as of April 14, 2003, amends the Sub-Advisory Agreement (the "Agreement"), dated February 26, 1999, as amended, among The GCG Trust (the "Trust"), a Massachusetts business trust, Directed Services, Inc. (the "Manager"), a New York Corporation and A I M Capital Management, Inc. (the "Sub-Adviser"), a Texas corporation.

                               W I T N E S S E T H

         WHEREAS, the parties desire to amend the Agreement and agree that the amendments will not become effective until April 14, 2003.

         NOW, THEREFORE, the parties agree as follows:

         1. All references to The GCG Trust are hereby deleted and replaced with "ING Investors Trust."

         2. Section 12 of the Agreement is hereby deleted in its entirety and replaced with the following:

         12.      Use of Name

         The Trust may use the names "A I M Capital Management, Inc.", "AIM Capital Management", "AIM Capital" or "AIM" (collectively the "AIM Names") only for so long as this Agreement or any extension, renewal, or amendment hereof remains in effect. At such times as this Agreement shall no longer be in effect, the Trust shall cease to use such names or any other name indicating that it is advised by or otherwise connected with the Sub-Adviser and shall promptly change its name accordingly. The Trust acknowledges that it has authority to use the AIM Names through permission of the Sub-Adviser, and agrees that the Sub-Adviser reserves to itself and any successor to its business the right to grant the non-exclusive right to use the aforementioned names or any similar names to any other corporation or entity, including but not limited to any investment company of which the Sub-Adviser or any subsidiary or affiliate thereof or any successor to the business of any thereof shall be the investment adviser.

         3. Schedule A to the Agreement is hereby deleted and replaced with the following:

                                   SCHEDULE A

Portfolio

ING AIM Mid Cap Growth Portfolio

         4. Schedule B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE B
                                       TO
                             SUB-ADVISORY AGREEMENT

Fee Schedule

Pursuant to Section 5 of the Sub-Advisory Agreement among ING Investors Trust, Directed Services, Inc. and A I M Capital Management, Inc. (the "Sub-Adviser"), the fees payable to the Sub-Adviser shall be calculated by applying the following rates to the average daily net assets of the Portfolio as indicated below:

         Portfolio                                                 Annual Rate
---------------------------------------------------------------    -----------
ING AIM Mid Cap Growth Portfolio

         First $50 million.....................................       0.50%
         Over $50 million and up to $200 million...............      0.475%
         Over $200 million and up to $500 million..............       0.45%
         Over $500 million.....................................       0.40%

         5. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

         IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers on the date indicated below.

Date: _______________, 2003

                                      ING Investors Trust

Attest: /s/ Illegible                 By: /s/ Illegible
        ------------------------          --------------------------------
                                      Name: __________________________

                                      Title: _________________________

                                      Directed Services, Inc.

Attest: /s/ Illegible                 By: /s/ David L. Jacobson
        ------------------------          ----------------------------

                                      Name: David L. Jacobson

                                      Title: Senior Vice President

                                      A I M Capital Management, Inc.

Attest: /s/ Illegible                 By: /s/ Kevin M. Carome
        ------------------------          ----------------------------

                                      Name: Kevin M. Carome
                                            --------------------------
                                      Title: Vice President